UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2018

Charles & Colvard, Ltd.

(Exact name of registrant as specified in its charter)

North Carolina	000-23329	56-1928817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

170 Southport Drive
Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

(919) 468-0399

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 2.02	Results of Operations and Financial Condition.

On February 1, 2018, Charles & Colvard, Ltd. (the “Company”) issued a press release regarding its preliminary revenue results for the fiscal quarter ended December 31, 2017 and highlighting 2018 strategic objectives. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information in Item 2.02 of this report, including the press release attached as Exhibit 99.1, is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, such information shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Modification of Awards Under 2017 Senior Management Equity Incentive Program

On January 30, 2018, the Compensation Committee of the Board of Directors (the “Board”) of the Company, reviewed preliminary 2017 corporate performance and determined the achievement levels of the performance goals under the Charles & Colvard, Ltd. 2017 Senior Management Equity Incentive Program (the “2017 Program”). The Compensation Committee exercised its discretion, as permitted by the 2017 Program, to deem the threshold level to have been achieved, even though the Company’s shared revenue goal was not achieved at the stretch threshold level due to a mid-year shift in focus towards financial profitability. The Compensation Committee modified the awards granted under the 2017 Program to reflect a 75% achievement level of the Company’s shared financial goals. In addition, the Compensation Committee modified the awards from wholly restricted stock awards to awards consisting of 70% restricted stock and 30% cash in lieu of restricted stock.

Adoption of 2018 Senior Management Equity Incentive Program

On January 30, 2018, the Compensation Committee approved the Charles & Colvard, Ltd. 2018 Senior Management Equity Incentive Program (the “2018 Program”), with effect as of January 1, 2018. The 2018 Program supersedes and replaces all prior management incentive plans or programs.

The 2018 Program provides an incentive opportunity for the Company’s executive officers and vice presidents, other than the Senior Vice President of Sales and Vice Presidents of Sales (the “Eligible Employees”), through the grant of an award, with both performance and service measures (the “Award”), consisting of (i) a restricted stock award representing 70% of the Award’s value (the “Restricted Stock Component”) and (ii) a cash bonus award representing 30% of the Award’s value (the “Cash Component”). The value of Awards is expressed in “Share Equivalents,” which is the number of shares of the Company’s restricted stock that would be granted pursuant to each Award if the Restricted Stock Component equaled 100% of the Award.

Achievement of an Eligible Employee’s performance measures will be measured by the Compensation Committee as follows: (i) 70% of each Award will be based on the achievement of a shared Company goal regarding revenue (the “Revenue Measure”), (ii) 10% of each Award will be based on the achievement of a shared Company goal regarding EBITDA (together with the Revenue Measure, the “Company Measures”) and (iii) 20% of each Award will be based on the achievement of individual performance goals (the “Personal Measures”), all for the period from January 1, 2018 to June 30, 2018, reflecting the change in the Company’s fiscal year detailed in Item 5.03 below. If the Company does not achieve 80% of the Revenue Measure, the Restricted Stock Component of each Award will be forfeited and the Cash Component of each Award will not be paid. The Company must achieve at least 90% of the Revenue Measure in order for the portion of the Award attributed to the Company Measures to be vested/paid, as applicable. Achievement on a sliding scale from 90% to 120% of the Revenue Measure will result in payment ranging from 75% and 140% of the portion of the Award attributed to the Revenue Measure. Eligible Employees may achieve from 0% to 100% of his or her Personal Measures. The Restricted Stock Component and Cash Component of each Award will be reduced proportionately by any performance that is measured below 100% accordingly. The Personal Measures and Company Measures are determined by the Compensation Committee and may be modified by the Compensation Committee to reflect certain types of events as permitted by the Company’s 2008 Stock Incentive Plan (the “2008 Plan”). In addition, an Eligible Employee must remain in continuous service until July 31, 2018 for restrictions to fully lapse on the Restricted Stock Component and for the Cash Component to be paid.

Under the 2018 Program, the Compensation Committee has granted the Chief Executive Officer 75,000 Share Equivalents, the Chief Financial Officer and Chief Operating Officer 37,500 Share Equivalents, and each eligible Vice President 17,500 Share Equivalents. The 2018 Program also provides the Compensation Committee discretion to make additional Awards above the targeted award level in recognition of extraordinary performance. The Restricted Stock Component of all Awards granted pursuant to the 2018 Program is issued under and pursuant to the 2008 Plan and subject to the terms of the Company’s standard performance-based restricted stock award agreement.

The foregoing description of the 2018 Program does not purport to be complete and is qualified in its entirety by reference to the 2018 Program, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 30, 2018, the Board approved a change in the Company’s fiscal year from a fiscal year beginning on January 1 and ending on December 31 of each year to a fiscal year beginning on July 1 and ending on June 30 of each year. The Company plans to file a transition report on Form 10-KT with the Securities and Exchange Commission for the six-month transition period from January 1, 2018 to June 30, 2018.

Item 8.01	Other Events.

On February 1, 2018, in connection with the change in the Company’s fiscal year, the Company announced that it is changing the timing of its annual shareholders’ meeting (the “Annual Meeting”) from May to November 2018. Upon setting the date of the Annual Meeting, the Company will disclose the new advance notice and shareholder proposal deadlines in accordance with Rule 14a-5(f) promulgated under the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Document

10.1	Charles & Colvard, Ltd. 2018 Senior Management Equity Incentive Program, effective January 1, 2018

99.1	Press Release dated February 1, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles & Colvard, Ltd.

February 1, 2018	By:	/s/ Clint J. Pete
Clint J. Pete
Chief Financial Officer